Exhibit 3.1

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

ENANTA PHARMACEUTICALS, INC.

Pursuant to Section 242

of the General Corporation Law of

the State of Delaware

The undersigned, for the purpose of amending, restating and integrating the Certificate of Incorporation of Enanta Pharmaceuticals, Inc. (the “Corporation”) as amended and supplemented heretofore under the laws of the State of Delaware hereby certifies as follows:

1.	The Corporation was incorporated under the name NOVIRx, Inc. pursuant to an original Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 25, 1995. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 1, 1996, the Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 27, 2000, the Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 5, 2002, a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on October 27, 2003, a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on June 16, 2004, a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on December 18, 2006, and the Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 1, 2010 (as so amended and restated, the “Certificate of Incorporation”).

2.	This Fifth Amended and Restated Certificate of Incorporation of the Corporation amends and restates the Certificate of Incorporation, in its entirety by deleting from such Certificate of Incorporation all of the provisions thereof and substituting in lieu of such provisions the text of this Fifth Amended and Restated Certificate of Incorporation.

3.	By actions taken at meetings of the Board of Directors of the Corporation, resolutions were duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “Delaware Law”), setting forth certain amendments to the Certificate of Incorporation of the Corporation, and declaring said amendments to be advisable.

4.	This Fifth Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the Delaware Law.

5.	The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Fifth Amended and Restated Certificate of Incorporation, read as follows:

“FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENANTA PHARMACEUTICALS, INC.

FIRST. The name of the Corporation is Enanta Pharmaceuticals, Inc.

SECOND. The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is the Corporation Service Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and specifically, without limiting the generality of the foregoing, development of therapeutic compounds and technologies for developing therapeutic compounds.

FOURTH. The authorized capitalization of the Corporation is as follows:

Authorized Shares; Issuance

The total number of shares of all classes of stock which the Corporation has authority to issue is 128,987,738 shares, consisting of 70,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”), and 58,987,738 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”) of which (i) 379,450 shares are designated as Series A Convertible Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), (ii) 187,000 shares are designated as Series B Convertible Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”), (iii) 2,543,603 shares are designated as Series C Convertible Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”), (iv) 5,968,334 shares are designated as Series D Convertible Preferred Stock, par value $.01 per share (the “Series D Preferred Stock”), (v) 16,132,546 shares are designated as Series E Convertible Preferred Stock, par value $.01 per share (the “Series E Preferred Stock”), (vi) 6,894,966 shares are designated as Series F Convertible Preferred Stock, par value $.01 per share (the “Series F Preferred Stock”), (vii) 4,729,543 shares are designated as Series G-1 Preferred Stock, par value $.01 per share (the “Series G-1 Preferred Stock”), (viii) 9,152,296 shares are designated as Series G-2 Preferred Stock, par value $.01 per share (the “Series G-2 Preferred Stock” and, together with the Series G-1 Preferred Stock, share for share alike and without distinction by subseries, except as expressly provided herein, the “Series G Preferred Stock”), and (ix) 13,000,000 shares are designated as Series 1 Non-Convertible Preferred Stock, par value $.01 per share (the “Series 1 Non-Convertible Preferred Stock”), amounting to an aggregate par value of $1,289,877.38. The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock are referred to collectively as the “Convertible Preferred Stock,” and together with the Series 1 Non-Convertible Preferred Stock, the “Preferred Stock.”

Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

Common Stock; Designation of Series A,

Series B, Series C, Series D, Series E, Series F, Series G and Series 1 Non-Convertible Preferred

Stock

The powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series 1 Non-Convertible Preferred Stock and in respect of the Common Stock, shall be as follows:

Section 1. Liquidation Rights.

(a) Liquidation Payments.

(i) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of shares of the Series 1 Non-Convertible Preferred Stock shall be entitled to be paid first out of the assets of the Corporation (or, in the event a transaction is deemed to be a liquidation, dissolution or winding up pursuant to Section 1(c), out of the consideration paid to the holders of such series of Preferred Stock) available for distribution to holders of the Corporation’s capital stock of all classes, a per share amount equal to $1.00 per share (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Series 1 Non-Convertible Preferred Stock).

No payment or distribution upon a liquidation, dissolution or winding up of the Corporation shall be made with respect to the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, or the Series G Preferred Stock unless and until full payment has first been made to the holders of the Series 1 Non-Convertible Preferred Stock of the respective amounts they are entitled to receive under this Subsection 1(a)(i).

(ii) After the payments described in Subsection 1(a)(i) shall have been made in full to the holders of the Series 1 Non-Convertible Preferred Stock or funds necessary for such payments shall have been set aside by the Corporation in trust for the account of holders of the Series 1 Non-Convertible Preferred Stock so as to be immediately available to such holders, the holders of shares of the Series G Preferred Stock, the Series F Preferred Stock and the Series E Preferred Stock shall be entitled to be paid out of the remaining assets of the Corporation (or, in the event a transaction is deemed to be a liquidation, dissolution or winding up pursuant to Section 1(c), out of the consideration paid to the holders of such series of Preferred Stock) available for distribution to holders of the Corporation’s capital stock of all classes, a per share amount equal to (A) in the case of shares of the Series G-2 Preferred Stock, $2.17550 per share (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Series G-2 Preferred Stock), plus all dividends declared but unpaid thereon, (B) in the case of shares of the Series G-1 Preferred Stock, $2.70518 per share (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Series G-1 Preferred Stock), plus all dividends declared but unpaid thereon, (C) in the case of shares of the Series F Preferred Stock, $2.17550 per share (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Series F Preferred Stock) plus all dividends declared but unpaid thereon and (D) in the case of shares of Series E Preferred Stock, (I) $2.51 per share (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Series E Preferred Stock), plus (II) all Accruing E Dividends (as defined in Section 5) per share unpaid thereon (whether or not declared) and any other dividends per share declared but unpaid thereon, computed to and including the date full payment shall be tendered to the holders of the Series E Preferred Stock with respect to such liquidation, dissolution or winding up.

No payment or distribution upon a liquidation, dissolution or winding up of the Corporation shall be made with respect to the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock unless and until full payment has first been made to the holders of the Series 1 Non-Convertible Preferred Stock of the amounts they are entitled to receive under Subsection 1(a)(i), and thereafter, to the holders of the Series G Preferred Stock, the Series F Preferred Stock and the Series E Preferred Stock of the amounts they are entitled to receive under this Subsection 1(a)(ii).

(iii) After the payments described in Subsection 1(a)(i) and 1(a)(ii) shall have been made in full to the holders of the Series 1 Non-Convertible Preferred Stock, the Series G Preferred Stock, the Series F Preferred Stock and the Series E Preferred Stock, or funds necessary for such payments shall have been set aside by the Corporation in trust for the account of holders of the Series 1 Non-Convertible Preferred Stock, the Series G Preferred Stock, the Series F Preferred Stock and the Series E Preferred Stock so as to be immediately available to such holders, the holders of shares of the Series D Preferred Stock shall be entitled to be paid out of the remaining assets of the Corporation (or, in the event a transaction is deemed to be a liquidation, dissolution or winding up pursuant to Section 1(c), out of the consideration paid to the holders of such series of Preferred Stock) available for distribution to holders of the Corporation’s capital stock of all classes, a per share amount equal to (A) $3.00 per share (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Series D Preferred Stock), plus (B) all Accruing D Dividends (as defined in Section 5) per share unpaid thereon (whether or not declared) and any other dividends per share declared but unpaid thereon, computed to and including the date full payment shall be tendered to the holders of the Series D Preferred Stock with respect to such liquidation, dissolution or winding up.

No payment or distribution upon a liquidation, dissolution or winding up of the Corporation shall be made with respect to the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock unless and until full payment has first been made to the holders of the Series 1 Non-Convertible Preferred Stock of the amounts they are entitled to receive under Subsection 1(a)(i), and thereafter, to the holders of the Series G Preferred Stock, the Series F Preferred Stock and the Series E Preferred Stock of the amounts they are entitled to receive under Subsection 1(a)(ii), and thereafter, to the holders of the Series D Preferred Stock of the amounts they are entitled to receive under this Subsection 1(a)(iii).

(iv) After such payments described in Subsections 1(a)(i), 1(a)(ii) and 1(a)(iii) shall have been made in full to the holders of the Series 1 Non-Convertible Preferred Stock, the Series G Preferred Stock, the Series F Preferred Stock, the Series E Preferred Stock and the Series D Preferred Stock, respectively, or funds necessary for such payments shall have been set aside by the Corporation in trust for the account of holders of the Series 1 Non-Convertible Preferred Stock, the Series G Preferred Stock, the Series F Preferred Stock, the Series E Preferred Stock and the Series D Preferred Stock so as to be immediately available to such holders, the holders of the Series C Preferred Stock shall be entitled to be paid out of the remaining assets of the Corporation (or, in the event a transaction is deemed to be a liquidation, dissolution or winding up pursuant to Section 1(c), out of the consideration paid to the holders of such series of Preferred Stock) available for distribution to the holders of the Corporation’s capital stock of all classes, a per share amount equal to (A) $1.72 per share (subject to equitable adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar event with respect to the Series C Preferred Stock), plus (B) all Accruing C Dividends (as defined in Section 5) per share unpaid thereon (whether or not declared) and any other dividends per share declared but unpaid thereon, computed to and including the date full payment shall be tendered to the holders of the Series C Preferred Stock with respect to such liquidation, dissolution or winding up.

No payment or distribution upon a liquidation, dissolution or winding up of the Corporation shall be made with respect to the Common Stock, the Series A Preferred Stock or the Series B Preferred Stock unless and until full payment has first been made to the holders of the Series 1 Non-Convertible Preferred Stock of the amounts they are entitled to receive under Subsection 1(a)(i), and thereafter, to the holders of the Series G Preferred Stock, the Series F Preferred Stock and the Series E Preferred Stock of the respective amounts they are entitled to receive under Subsection 1(a)(ii), and thereafter, to the holders of the Series D Preferred Stock of the amounts they are entitled to receive under Subsection 1(a)(iii), and thereafter, to the holders of the Series C Preferred Stock of the amounts they are entitled to receive under this Subsection 1(a)(iv).

(v) After such payments described in Subsections 1(a)(i), 1(a)(ii), 1(a)(iii) and 1(a)(iv) shall have been made in full to the holders of the Series 1 Non-Convertible Preferred Stock, the Series G Preferred Stock, the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock and the Series C Preferred Stock, respectively, or funds necessary for such payments shall have been set aside by the Corporation in trust for the account of holders of the Series 1 Non-Convertible Preferred Stock, the Series G Preferred Stock, the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock

and the Series C Preferred Stock so as to be immediately available to such holders, the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be entitled to be paid out of the remaining assets of the Corporation (or, in the event a transaction is deemed to be a liquidation, dissolution or winding up pursuant to Section 1(c), out of the consideration paid to the holders of such series of Preferred Stock) available for distribution to the holders of the Corporation’s capital stock of all classes, $0.37 per share in the case of the Series A Preferred Stock and $1.00 per share in the case of the Series B Preferred Stock (subject in each case to equitable adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar event with respect to the Series A Preferred Stock and Series B Preferred Stock, as the case may be) plus all dividends declared thereon but unpaid.

If upon any such liquidation, dissolution or winding up of the affairs of the Corporation the assets of the Corporation available for distribution to its stockholders shall be insufficient to permit the payment in full to the holders of the Preferred Stock of all amounts distributable to them under Subsections 1(a)(i), 1(a)(ii), 1(a)(iii), 1(a)(iv) and the first paragraph of this Subsection 1(a)(v), then the entire assets of the Corporation available for such distribution shall be distributed to the holders of Preferred Stock in the following order: (i) first, ratably among the holders of the Series 1 Non-Convertible Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under Subsection 1(a)(i); (ii) second, if any assets remain after the distribution to the holders of Series 1 Non-Convertible Preferred Stock of the full amounts they are entitled to receive under Subsection 1(a)(i), ratably among the holders of the Series G Preferred Stock, the Series F Preferred Stock and the Series E Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under Subsection 1(a)(ii); (iii) third, if any assets remain after the distribution to the holders of Series 1 Non-Convertible Preferred Stock, Series G Preferred Stock, Series F Preferred Stock and Series E Preferred Stock of the full amounts they are entitled to receive under Subsection 1(a)(i) and 1(a)(ii), respectively, ratably among the holders of the Series D Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under Subsection 1(a)(iii); (iv) fourth, if any assets remain after the distribution to the holders of Series 1 Non-Convertible Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock of the full amounts they are entitled to receive under Subsections 1(a)(i), 1(a)(ii) and 1(a)(iii), respectively, ratably among the holders of the Series C Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under Subsection 1(a)(iv); and (v) fifth, if any assets remain after the distribution to the holders of the Series 1 Non-Convertible Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock of the full amounts they are entitled to receive under Subsections 1(a)(i), 1(a)(ii), 1(a)(iii) and 1(a)(iv), respectively, ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under the first paragraph of this Subsection 1(a)(v).

(vi) After such payments shall have been made in full to the holders of the Preferred Stock under Subsection 1(a)(i), 1(a)(ii), 1(a)(iii), 1(a)(iv) and the first paragraph of Subsection 1(a)(v), or funds necessary for such payments shall have been set aside by the Corporation in trust for the account of holders of Preferred Stock so as to be immediately available to such holders, the remaining assets available for distribution shall be distributed among the holders of the Common Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock ratably in proportion to the number of shares of Common Stock then held by them or issuable to them upon conversion of the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock then held by them; provided, however, that the aggregate amounts payable with respect to the shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall not exceed (1) $3.44 per share in the case of the Series C Preferred Stock, (2) $6.00 per share in the case of the Series D Preferred Stock and (3) $5.02 per share in the case of Series E Preferred Stock.

(vii) Upon conversion of shares of Convertible Preferred Stock into shares of Common Stock pursuant to Section 2 below, the holders of such Common Stock shall not be entitled to any preferential payment or distribution in case of any liquidation, dissolution or winding up, but shall share ratably in any distribution of the assets of the Corporation to all the holders of Common Stock. For the avoidance of doubt, the holders of outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, shall, upon a liquidation or dissolution of the Corporation, have the right to elect either to (1) convert such shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock into Common Stock pursuant to Section 2, or (2) receive the applicable Series C Liquidation Payment, Series D Liquidation Payment, Series E Liquidation Payment, Series F Liquidation Payment or Series G Liquidation Payment (as defined below). Without limiting the foregoing, if, in the case of any liquidation, dissolution or winding up of the Corporation (including, without limitation, a Deemed Liquidation Event (as defined below)), the amount which the holder of a share of any series of Convertible Preferred Stock would, if such holder converted such share of such series of Convertible Preferred Stock into Common Stock immediately prior to such transaction (or any applicable record date), be entitled to receive pursuant to this Subsection 1(a) is greater than the amount which such holder would, if such holder did not so convert such share into Common Stock, be entitled to receive pursuant to this Subsection 1(a), then such holder shall receive such greater amount pursuant to such transaction in full satisfaction of all amounts to which such holder is entitled pursuant to this Subsection 1(a) without first having so converted such share into Common Stock (a “Deemed Liquidation Conversion”); provided, however, that the holders either of two-thirds (2/3) of the outstanding shares of each series of Convertible Preferred Stock (other than Series G Preferred Stock), voting as separate series, or of a majority of the outstanding shares of Series G Preferred Stock, both subseries of such series voting together as a single series, may waive the foregoing on behalf of all holders of each such series by executing a written document or documents specifically indicating such waiver.

(viii) The calculations made under the last sentence of subsection 1(a)(vii) to determine whether a Deemed Liquidation Conversion has occurred shall be made iteratively, with the determination made first for shares of the series with the lowest LP/CSE (as defined below) and thereafter in order of shares of the series with the next lowest LP/CSE (such that the determination for shares of the series with the highest LP/CSE is performed last). “LP/CSE” shall mean, with respect to shares of a series of Convertible Preferred Stock, the quotient of (i) the amount payable per share of such series of Convertible Preferred Stock specified above in this Subsection 1(a) divided by (ii) the number of shares of Common Stock into which one share of such series of Convertible Preferred Stock is convertible in accordance with Section 2. When making the calculations iteratively under this subsection to determine whether a Deemed Liquidation Conversion has occurred for a particular series of Convertible Preferred Stock, each such calculation shall be made (1) under the assumption that, with respect to shares of each other series of Convertible Preferred Stock for which such calculation has not yet been made, that a Deemed Liquidation Conversion shall be deemed not to have occurred in respect of shares of such other series and shares of such other series shall be deemed to receive only the amounts payable per share for such other series of Convertible Preferred Stock as provided in Subsections (ii) through (vi) of this Subsection 1(a) (including, without limitation, in the case of holders of shares of Series E Preferred Stock, the Series D Preferred Stock and the Series C Preferred Stock, any amounts payable to such holders under Subsection 1(a)(vi)); and (2) with respect to each series of Convertible Preferred Stock for which such calculation has been made in earlier iterations of the iterative process, applying the results of such calculation as to whether a Deemed Liquidation has occurred with respect to shares of such series of Convertible Preferred Stock. After it is determined for shares of each series of Convertible Preferred Stock, in the order described in this subsection, whether a Deemed Liquidation Conversion has occurred, then the actual amounts payable per share for all series of Convertible Preferred Stock for which there was a Deemed Liquidation Conversion shall be calculated based on the determinations made in this subsection as to whether a particular series of Convertible Preferred Stock is subject to a Deemed Liquidation Conversion.

(ix) The amounts payable with respect to shares of Series 1 Non-Convertible Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock under this Subsection 1(a) (including, without limitation, in the case of holders of shares of Series E Preferred Stock, the Series D Preferred Stock and the Series C Preferred Stock, any amounts payable to such holders under Subsection 1(a)(vi)) are sometimes hereinafter referred to as “Series 1 Liquidation Payments,” “Series G Liquidation Payments,” “Series F Liquidation Payments,” “Series E Liquidation Payments,” “Series D Liquidation Payments,” “Series C Liquidation Payments,” “Series B Liquidation Payments” and “Series A Liquidation Payments,” respectively, and together are sometimes hereinafter referred to as the “Liquidation Payments.”

(b) Distributions Other than Cash. Whenever the distributions provided for in this Section 1 shall be payable in property other than cash, the value of such distributions shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation (including all of the Series C-E Directors (as defined in Section 4(b) below)), except that any securities to be distributed to the stockholders shall be valued as follows: (i) unless otherwise specified in a definitive agreement for the acquisition of the Corporation, if traded on a nationally recognized securities exchange or inter-dealer quotation system, the value of such securities shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty-one (21) trading days (or all such trading days on which such securities have been traded if fewer than twenty-one (21) days) preceding the consummation of such liquidation, dissolution or winding up of the Corporation; (ii) if clause (i) does not apply but the securities are traded over-the-counter, then, unless otherwise specified in a definitive agreement for the acquisition of the Corporation, the value shall be deemed to be the average of the closing bid prices over the twenty-one (21) trading days (or all such trading days on which such securities have been traded if fewer than twenty-one (21) days) preceding the consummation of such liquidation, dissolution or winding up of the Corporation; and (iii) if there is no active public market, the value of such securities shall be the fair market value thereof, as determined in good faith by resolution of the Board of Directors of the Corporation (including all of the Series C-E Directors). The method of valuation of securities subject to any restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) of this Subsection 1(b) to reflect the approximate fair market value thereof, as determined in good faith by resolution of the Board of Directors of the Corporation (including all of the Series C-E Directors); provided, however, that any cash, property, rights or securities placed in an escrow with respect to a Deemed Liquidation Event (as defined below) shall be deemed distributed without applying any discount to the value thereof due to its placement in escrow.

(c) Merger as Liquidation, etc.

(i) (A) The merger or consolidation of the Corporation into or with another corporation (except an Excluded Merger, as defined below), (B) the sale of all or substantially all of the assets of the Corporation or (C) the sale, exchange or transfer by the Corporation’s stockholders, in a single transaction or series of related transactions, of capital stock representing a majority of the voting power at elections of directors of the Corporation (a “Stock Sale”) shall each be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 1 (each of the foregoing events being a “Deemed Liquidation Event”): (s) with respect to the Series 1 Non-Convertible Preferred Stock, unless, following an election to the contrary by the holders of a majority of the then outstanding shares of the Series 1 Non-Convertible Preferred Stock, any such transaction is not deemed to be a liquidation, dissolution or winding up of the Corporation with respect to the Series 1 Non-Convertible Preferred Stock, (t) with respect to the Series G Preferred Stock, unless following an election to the contrary by the holders of at least a majority of the then outstanding shares of the Series G Preferred Stock, both subseries of such series voting together as a single series, any such transaction is not deemed to be a liquidation, dissolution or winding up of the Corporation with respect to the Series G Preferred Stock, (u) with respect to the Series F Preferred Stock, unless, following an election to the contrary by the holders of the then outstanding shares of the Series E Preferred Stock, any such transaction is not deemed to be a liquidation, dissolution or winding up of the Corporation with respect to the Series E Preferred Stock, (v) with respect to the Series E Preferred Stock, unless the holders of at least two-thirds of the then outstanding shares of Series E Preferred Stock elect to the contrary, (w) with respect to the Series D Preferred Stock, unless the holders of at least two-thirds of the then outstanding shares of the Series D Preferred Stock elect to the contrary, (x) with respect to the Series C Preferred Stock, unless the holders of at least two-thirds of the then outstanding shares of the Series C Preferred Stock elect to the contrary, (y) with respect to the Series B Preferred Stock, unless the holders of at least a majority in voting power of the then outstanding shares of the Series B Preferred Stock elect to the contrary, and (z) with respect to the Series A Preferred Stock, unless the holders of at least a majority in voting power of the then outstanding shares of the Series A Preferred Stock elect to the contrary; such election in each such case to be made by giving notice thereof to the Corporation within ten (10) days after the date of the notice given by the Corporation to such holders pursuant to Section 1(d). Within two (2) business days of the Corporation’s receipt of such notice of such election from holders of Preferred Stock, the Corporation shall notify each other holder of Preferred Stock of such election; provided, however, that the holders either of two-thirds (2/3) of the outstanding shares of each series of Preferred Stock (other than Series G Preferred Stock), voting as a separate series, or of a majority of the outstanding shares of Series G Preferred Stock, both subseries of such series voting together as a single series, may waive the foregoing notice on behalf of all holders of each such series by executing a written document or documents specifically indicating such waiver. If such notice is given with respect to any series of Preferred Stock, the provisions of Subsection 2(h) shall apply to such series of Preferred Stock. Unless such election is made with respect to a series of Preferred Stock, any amounts received by the holders of such series of Preferred Stock as a result of such merger, consolidation or Stock Sale shall be deemed to be applied toward, and all consideration received by the Corporation in such asset sale together with all other available assets of the Corporation shall be distributed toward, the Liquidation Payments attributable to such shares of Preferred Stock in the order of preference set forth in Subsection 1(a).

(ii) An “Excluded Merger” shall mean a merger or consolidation in which the shares of the Corporation outstanding immediately prior to the closing of such merger or consolidation represent or are converted into shares of the surviving entity that represent at least eighty percent (80%) in voting power of the capital stock of the surviving or resulting corporation immediately after such merger or consolidation, in which case the provisions of Subsection 2(h) shall apply.

(d) Notice. Notice of any proposed liquidation, dissolution or winding up of the affairs of the Corporation (including any Deemed Liquidation Event under Subsection 1(c)), stating a payment date, the amount of the Liquidation Payments (and the amount that the holder of Convertible Preferred Stock would be entitled to receive if such holder converted its Convertible Preferred Stock into Common Stock) and the place where said Liquidation Payments shall be payable, shall be sent to the holders of record of the Preferred Stock not less than twenty (20) days prior to the payment date stated therein; provided, however, that the holders either of two-thirds (2/3) of the outstanding shares of each series of Preferred Stock (other than Series G Preferred Stock), voting as a separate series, or of a majority of the outstanding shares of Series G Preferred Stock, both subseries of such series voting together as a single series, may waive the foregoing on behalf of all holders of each such series by executing a written document or documents specifically indicating such waiver.

Section 2. Conversion. The holders of Convertible Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert; Conversion Price. Each share of Convertible Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Convertible Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined in accordance with the following.

(i) In the case of each share of Series A Preferred Stock, by dividing $0.37 (subject to equitable adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar event with respect to the Series A Preferred Stock) by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price of the Series A Preferred Stock (the “Series A Conversion Price”) shall be $0.37 (which amount reflects all applicable adjustments to date). Such Series A Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible, as hereinafter provided.

(ii) In the case of each share of Series B Preferred Stock, by dividing $1.00 (subject to equitable adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar event with respect to the Series B Preferred Stock) by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price of the Series B Preferred Stock (the “Series B Conversion Price”) shall be $1.00 (which amount reflects all applicable adjustments to date). Such Series B Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series B Preferred Stock is convertible, as hereinafter provided.

(iii) In the case of each share of Series C Preferred Stock, by dividing $1.72 (subject to equitable adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar event with respect to the Series C Preferred Stock) by the Series C Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price of the Series C Preferred Stock (the “Series C Conversion Price”) shall be $1.72 (which amount reflects all applicable adjustments to date). Such Series C Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series C Preferred Stock is convertible, as hereinafter provided.

(iv) In the case of each share of Series D Preferred Stock, by dividing $3.00 (subject to equitable adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar event with respect to the Series D Preferred Stock) by the Series D Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price of the Series D Preferred Stock (the “Series D Conversion Price”) shall be $2.24077 (which amount reflects all applicable adjustments to date, including, without limitation, (1) the special adjustment to the Series E Conversion Price effective as of December 31, 2003, as provided for by Section 2(e)(vii) of this Article FOURTH as in effect immediately prior to the filing and effectiveness of the amendments to this Article FOURTH set forth in the Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation filed June 16, 2004 (the “Series E Milestone Adjustment”), (2) the issuance of an aggregate of 7,945,688 shares of Series E Preferred Stock in June and December 2002, (3) the issuance of an aggregate of 6,965,992 shares of Series E Preferred Stock in exchange for cancellation of indebtedness of the Corporation to certain existing stockholders of the Corporation in June 2004, (4) the deemed issuance pursuant to Section 2(e)(iv) below of the shares of Series E Preferred Stock issuable upon exercise of the warrants listed in clauses (D) and (E) of Section 2(e)(iv) below, (5) the issuance of 6,984,966 shares of Series F Preferred

Stock at a per share price of $2.17550, and (6) the issuance of an aggregate of 8,719,649 shares of Series G-2 Preferred Stock upon conversion of indebtedness of the Corporation to certain existing stockholders and other holders of such indebtedness (which amount assumes such conversion occurs or is deemed to have occurred on or before December 31, 2006)). Such Series D Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series D Preferred Stock is convertible, as hereinafter provided.

(v) In the case of each share of Series E Preferred Stock, by dividing $2.51 (subject to equitable adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar event with respect to the Series E Preferred Stock) by the Series E Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price of the Series E Preferred Stock (the “Series E Conversion Price”) shall be $1.90760 (which amount reflects all applicable adjustments to date, including without limitation, the Series E Milestone Adjustment). Such initial Series E Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series E Preferred Stock is convertible, as hereinafter provided.

(vi) In the case of each share of Series F Preferred Stock, by dividing $2.17550 (subject to equitable adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar event with respect to the Series F Preferred Stock) by the Series F Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price of the Series F Preferred Stock (the “Series F Conversion Price”) shall be $2.17550.

(vii) (A) In the case of each share of Series G-1 Preferred Stock, by dividing $2.70518 (subject to equitable adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar event with respect to the Series G-1 Preferred Stock) by the Series G-1 Conversion Price, determined as hereinafter provided, in effect at the time of conversion; and (B) in the case of each share of Series G-2 Preferred Stock, by dividing $2.17550 (subject to equitable adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar event with respect to the Series G-2 Preferred Stock) by the Series G-2 Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price of the Series G-1 Preferred Stock (the “Series G-1 Conversion Price”) shall be $2.70518, and the Conversion Price of the Series G-2 Preferred Stock (the “Series G-2 Conversion Price”; and, together with the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price and Series G-1 Conversion Price, each a “Conversion Price”) shall be $2.17550. Such Series G-1 Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series G-1 Preferred Stock is convertible, as hereinafter provided.

The right of conversion with respect to any shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock which shall have been called for redemption and are then redeemable under Section 6 hereof shall terminate at the close of business on the day fixed for redemption unless the Corporation shall default in the payment of the redemption price, in which case the right of conversion with respect to such shares shall continue unless and until such redemption price is paid in full.

In the event of any transaction that is deemed a liquidation, dissolution or winding up of the Corporation under Section 1, the conversion rights of the Convertible Preferred Stock shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation, dissolution or winding up to the holders of Convertible Preferred Stock; provided, however, that such conversion rights with respect to any shares of any such series of Convertible Preferred Stock shall be deemed not to have been terminated if the full amount distributable to any such series on liquidation, dissolution or winding up is not paid. The Corporation shall give the holders of Convertible Preferred Stock 20 days’ prior notice of the date fixed for such payment in accordance with and subject to Section 1(d). Notwithstanding any other provisions hereof, if a conversion of Convertible Preferred Stock is to be made in connection with any transaction affecting the Corporation, the conversion of any shares of Convertible Preferred Stock, may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until immediately before, and only if, such transaction has been consummated, subject in all events to the terms hereof applicable to such transaction.

(b) Automatic Conversion.

(i) Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G-1 Conversion Price or Series G-2 Conversion Price then in effect, as the case may be, upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public with gross proceeds to the Corporation of not less than $25,000,000 (in the event of which offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Convertible Preferred Stock shall not be deemed to have converted that Convertible Preferred Stock until the closing of such offering);

(ii) Each share of any series of Convertible Preferred Stock other than Series G Preferred Stock, which is treated in the next sentence, shall automatically be converted into shares of Common Stock at the Conversion Price applicable to such series of Convertible Preferred Stock then in effect upon the written election of the holders of not less than two-thirds of the then outstanding shares of such series of Convertible Preferred Stock, voting as a separate series; provided, however, that each share of Series F Preferred Stock shall automatically be converted into shares of Common Stock at the Series F Conversion Price upon the written election of the holders of not less than two-thirds of the then outstanding shares of each of the Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock acting as a single class on a common stock equivalent basis and in which case all outstanding shares of each of the Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock also are converted into shares of Common Stock.

Each share of Series G Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Series G-1 Conversion Price or the Series G-2 Conversion Price, as the case may be, upon the written election of the holders of not less than two-thirds of the then outstanding shares of each of the Series G Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock voting as a single class on a common stock equivalent basis.

(c) Mechanics of Automatic Conversions. Upon the occurrence of an event specified in Subsection 2(b), the Convertible Preferred Stock of the applicable series shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that all holders of shares of Convertible Preferred Stock being converted shall be given written notice of the occurrence of the event specified in Subsection 2(b) triggering such conversion, including the date such event occurred (the “Mandatory Conversion Date”), and the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Convertible Preferred Stock being converted are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or any transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. On the Mandatory Conversion Date, all rights with respect to the Convertible Preferred Stock so converted shall terminate, except any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Convertible Preferred Stock has been converted, together with cash in an amount equal to all dividends declared but unpaid on, and any and all other amounts owing with respect to, the shares of Convertible Preferred Stock converted to and including the time of conversion. Upon the automatic conversion of any Convertible Preferred Stock, the holders of such Convertible Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by the holder’s attorney duly authorized in writing. Upon surrender of such certificates there shall be issued and delivered to such holder, or to such holder’s nominee or nominees promptly at such office, a certificate or certificates for the number of shares of Common Stock into which the shares of the Convertible Preferred Stock surrendered were convertible on the Mandatory Conversion Date together with cash in an amount equal to all dividends declared but unpaid on, and any and all other amounts owing with respect to, the shares of Convertible Preferred Stock converted to and including the time of conversion. Upon the automatic conversion of the Convertible Preferred Stock of any series, all shares of Convertible Preferred Stock being converted by any holder thereof shall be aggregated for the purpose of determining the number of shares of Common Stock to which such holder shall be entitled, and no fractional share of Common Stock shall be issued. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock on the Mandatory Conversion Date, as reasonably determined by the Board of Directors in good faith.

(d) Mechanics of Optional Conversions. Before any holder of Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor at the office of the Corporation or of any transfer agent for the Convertible Preferred Stock, or notify the Corporation or any transfer agent that such certificates have been lost, stolen, or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith, and shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the holder’s name or the name or names of the holder’s nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. On the date of conversion, all rights with respect to the Convertible Preferred Stock so converted shall terminate, except any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Convertible Preferred Stock has been converted and cash in an amount equal to all dividends declared but unpaid on, and any and all other amounts owing with respect to, the shares of Convertible Preferred Stock being converted to and including the time of conversion. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by the holder’s attorney duly authorized in writing. Upon the optional conversion of the Convertible Preferred Stock of any series, all shares of Convertible Preferred Stock being converted by any holder thereof shall be aggregated for the purpose of determining the number of shares of Common Stock to which such holder shall be entitled, and no fractional share of Common Stock shall be issued. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock on the date of conversion, as reasonably determined by the Board of Directors in good faith. The Corporation shall, promptly after surrender of the certificate or certificates for conversion, issue and deliver at such office to such holder of Convertible Preferred Stock, or to the holder’s nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share and cash in an amount equal to all dividends declared but unpaid thereon and any and all other amounts owing with respect thereto at such time. Unless otherwise specified by the holder in the written notice of conversion, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(e) Adjustments to Conversion Price for Diluting Issues and Certain Other Circumstances.

(i) Special Definitions. For purposes of this Subsection 2(e), the following definitions shall apply:

(1) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(2) “Original Issue Date” shall mean with respect to any series of Preferred Stock the first date on which a share of Preferred Stock of such series was issued.

(3) “Convertible Securities” shall mean any evidences of indebtedness, shares of capital stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(4) “Additional Shares of Common Stock” when used with respect to a series of Preferred Stock shall mean all shares of Common Stock issued (or, pursuant to Subsection 2(e)(iii), deemed to be issued) by the Corporation after the Original Issue Date of the Series G Preferred Stock, whether or not subsequently reacquired or retired by the Corporation, other than:

(A) shares of Common Stock issued or issuable upon conversion of shares of Convertible Preferred Stock outstanding on the Original Issue Date for the Series G Preferred Stock;

(B) shares of Common Stock issued or deemed issued to employees or directors of, or consultants to, the Corporation or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation with respect to 10,950,673 shares of Common Stock, or such higher number as may be approved from time to time by the Board of Directors with the affirmative vote of all of the Series C-E Directors (as defined below);

(C) shares of Common Stock issued or issuable upon exercise of the warrants listed in clauses (B), (C) and (F) of Section 2(e)(iv) below;

(D) up to 1,879,715 shares of Series E Preferred Stock issued or issuable upon the exercise of the warrants listed in clauses (D) and (E) of Section 2(e)(iv) below and all shares of Common Stock issued or issuable upon conversion thereof; and

(E) up to 4,620,764 shares of Series G-1 Preferred Stock issued at $2.70518 per share and up to 8,719,649 shares of Series G-2 Preferred Stock issued at $2.17550 per share, and all shares of Common Stock issued or issuable upon conversion thereof.

(ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which a series of Convertible Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price for such series in respect of the issuance of Additional Shares of Common Stock if prior to such issuance or within twenty (20) days thereafter the Corporation receives notice from the holders of at least two-thirds of the outstanding shares of such series of Convertible Preferred Stock, that no such adjustment in the Conversion Price for such series shall be made.

(iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock.

(1) Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Original Issue Date for the Series G Preferred Stock shall issue any Options (excluding for all purposes of this Subsection 2(e)(iii)(1) Options described in Subsections 2(e)(i)(4)(B), (C), and (D) or Convertible Securities (excluding for all purposes of this Subsection 2(e)(iii)(l) Convertible Securities described in Subsection 2(e)(i)(4)(E)) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; the Corporation shall be deemed to have received as the per share consideration for the issuance of such deemed Additional Shares of Common Stock an amount calculated in accordance with Subsection 2(e)(v)(2); and, subject to Subsection 2(e)(iv), the Conversion Price in effect for each series of Convertible Preferred Stock shall be adjusted pursuant to Subsection 2(e)(iv) on the date of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that:

(A) no further adjustment in the Conversion Price of any such series of Convertible Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) if the minimum amount of consideration payable to the Corporation upon the exercise, conversion or exchange of such Options or Convertible Securities or the maximum number of shares of Common Stock issuable upon such exercise, conversion or exchange thereof shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price of any such series of Convertible Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease;

(C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of any such series of Convertible Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(I) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

(II) in the case of Options for Convertible Securities only, the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Subsection 2(e)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(D) notwithstanding anything to the contrary set forth herein, no readjustment pursuant to clauses (B), (C) or (E) of this Subsection 2(e)(iii) shall have the effect of increasing the Conversion Price of any such series of Convertible Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price of any such series of Convertible Preferred Stock on the original adjustment date, or (ii) the Conversion Price of any such series of Convertible Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

(E) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price of any such series of Convertible Preferred Stock which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price of any such series of Convertible Preferred Stock shall be adjusted pursuant to this Subsection 2(e)(iii) as of the actual date of their issuance; and

(F) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Options or Convertible Securities, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Options or Convertible Securities are issued or amended, any adjustment to the Conversion Price of any such series of Preferred Stock that would result under the terms of this Subsection 2(e)(iii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price of any such series of Preferred Stock that such issuance or amendment took place at the time such calculation can first be made.

(2) Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date for the Series G Preferred Stock shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any and all such events, Additional Shares of Common Stock shall be deemed to have been issued with respect to each series of Convertible Preferred Stock:

(A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

(B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

If such record date shall have been fixed and no part of such dividend or distribution shall have been paid on the date fixed therefor, the adjustment previously made in the Conversion Price of any such series of Convertible Preferred Stock which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price of such series of Convertible Preferred Stock shall be adjusted pursuant to this Subsection 2(e)(iii) as of the time of actual payment of such dividend or distribution (after giving effect to any adjustment to the Conversion Price of any such series of Convertible Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock between such record date and the time of actual payment of such dividend or distribution).

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event that at any time or from time to time after the Original Issue Date for the Series G Preferred Stock, the Corporation shall issue Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Subsection 2(e)(iii)(1), but excluding Additional Shares of Common Stock deemed to be issued pursuant to Subsection 2(e)(iii)(2), which event is dealt with in Subsection 2(e)(vi)(1)), without consideration or for a consideration per share less than the Conversion Price for any of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price with respect to each such series of Convertible Preferred Stock shall be reduced, concurrently with such issue:

(1) in the case of Series E Preferred Stock, the Series E Conversion Price shall be reduced to a price equal to the greater of (i) the lowest price paid for any share of Additional Shares of Common Stock and (ii) $.01; and

(2) in the case of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, to a price (calculated to the nearest one thousandth of one cent) determined in accordance with the following formula:

NCP =	(P1) (Q1) + (P2) (Q2)
Q1 + Q2

where:

NCP	=	New Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as applicable;

P1	=	Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as applicable, in effect immediately prior to such issue;

Q1	=	Number of shares of Common Stock outstanding, or deemed to be outstanding as set forth below, immediately prior to such issue;

P2	=	Weighted average price per share received by the Corporation upon such issue;

Q2	=	Number of Additional Shares of Common Stock issued, or deemed to have been issued, in the subject transaction;

provided that for the purpose of this Subsection 2(e)(iv)(2), (A) all shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock outstanding immediately prior to such issue, (B) 116,638 shares of Common Stock issuable upon exercise of certain Stock Purchase Warrants issued pursuant to that certain Series C Convertible Preferred Stock Purchase Agreement dated in December 1998, as amended, among the Corporation and certain investors named therein, (C) 135,000 shares of Common Stock issuable upon exercise of certain Common Stock Purchase Warrants issued in January 2001, (D) 449,416 shares of Common Stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of the Stock Purchase Warrants issued in March and December of 2002, (E) 2,023,892 shares of Common Stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of the Stock Purchase Warrants issued in July, October and November 2003 and in March 2004, and (F) 1,356,055 shares of Common Stock issuable upon exercise of certain Common Stock Purchase Warrants issued in October, November and December of 2005, and in May, June and August of 2006, shall be deemed to be outstanding (all of the preceding shares figures as adjusted to reflect any stock dividends, distributions, combinations, reclassifications or other like transactions effected by the Corporation in respect of its capital stock as well as any adjustment to any Conversion Price), and immediately after any Additional Shares of Common Stock are issued or deemed to be issued pursuant to Subsection 2(e)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding; and provided further, that the applicable Conversion Price shall not be so reduced at any time if the amount of such reduction would be an amount less than $.00001, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.00001 or more.

(v) Determination of Consideration. For purposes of this Subsection 2(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property: Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amounts of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors (including all of the Series C-E Directors); and

(C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors (including all of the Series C-E Directors).

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 2(e)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

(1) Stock Dividends, Distributions or Subdivisions. In the event the Corporation shall be deemed to issue Additional Shares of Common Stock pursuant to Subsection 2(e)(iii)(2) in a stock dividend, stock distribution or subdivision, the Conversion Price of each series of Convertible Preferred Stock in effect immediately before such deemed issuance shall, concurrently with the effectiveness of such deemed issuance, be proportionately decreased.

(2) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price of each series of Convertible Preferred Stock in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(vii) Special Adjustment to Series G-1 Conversion Price for Issuance on or after the Original Issue Date. In the event that at any time or from time to time after the Original Issue Date for the Series G Preferred Stock the Corporation shall issue either (A) additional shares of Series G-2 Preferred Stock to any person who holds or concurrently is purchasing any of the shares of Series G-2 Preferred Stock contemplated by Section 2(e)(i)(4)(E) or (B) any Option to purchase up to 172,374 shares of Series G-2 Preferred Stock such that the aggregate number of shares of Series G-2 Preferred Stock of the Corporation issued exceeds 8,719,649 shares (as adjusted to reflect any stock dividends, distributions, combinations, reclassifications or other like transactions effected by the Corporation in respect of the Series G Preferred Stock), then and in such event, the Series G-1 Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest one thousandth of one cent) determined in accordance with the following formula; provided, however, and for the avoidance of doubt, in no event shall the Series G-1 Conversion Price in effect immediately prior to such issuance of additional shares of Series G-2 Preferred Stock be increased as a result of this Section 2(e)(vii):

NG1CP	=	V
EQ1 + EQ2

where:

NG1CP	=	New Series G-1 Conversion Price;

V	=	$163,859,588;

EQ1	=	60,572,548

EQ2		The absolute value of the difference between (i) the aggregate number of shares of Common Stock issuable upon the conversion of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (including the shares issuable upon the exercise of the Series E Warrants) immediately prior to such additional issuance of Series G-2 Preferred Stock and (ii) the aggregate number of shares of Common Stock issuable upon the conversion of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (including the shares issuable upon the exercise of the Series E Warrants) after giving effect to such additional issuance of Series G-2 Preferred Stock and all adjustments to the Conversion Prices applicable to all outstanding shares of Series A Preferred Stock, Series B

Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (including the shares issuable upon the exercise of the Series E Warrants) resulting from such issue.

(f) Adjustments for Certain Dividends and Distributions. In the event that at any time or from time to time after the Original Issue Date for the Series G Preferred Stock, the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or securities the issuance of which are deemed to be issuances of Common Stock under Subsection 2(e)(iii), then and in each such event provision shall be made so that the holders of Convertible Preferred Stock of such series shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Convertible Preferred Stock been converted into Common Stock immediately prior to such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application during such period to all adjustments called for herein.

(g) Adjustment for Reclassification, Exchange, or Substitution. In the event that at any time or from time to time after the Original Issue Date for the Series G Preferred Stock, the Common Stock issuable upon the conversion of any series of Convertible Preferred Stock shall be changed into the same or a different number of shares of any class or series of stock or other securities or property, whether by capital reorganization, reclassification, recapitalization or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a merger, consolidation, or sale of assets or Stock Sale provided for below), then and in each such event the holder of any shares of such series of Convertible Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, recapitalization or other change by the holder of a number of shares of Common Stock equal to the number of shares of Common Stock into which such shares of such series of Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, recapitalization or change, all subject to further adjustment as provided herein.

(h) Adjustment for Merger, Consolidation, Sale of Assets or Stock Sale. In the event that at any time or from time to time after the Original Issue Date for the Series G Preferred Stock, the Corporation shall merge or consolidate with or into another entity, sell all or substantially all of its assets or cooperate in a Stock Sale, each share of any series of Convertible Preferred Stock as to which such consolidation, merger, or sale of all or substantially all of its assets or Stock Sale is not treated as a liquidation, dissolution or winding up under Subsection 1 shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such series of Convertible Preferred Stock would have been entitled to receive upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 2 with respect to the rights and interest thereafter of the holders of shares of such series of Convertible Preferred Stock, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of such series of Convertible Preferred Stock.

(i) No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Article FOURTH and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights and other rights of the holders of Convertible Preferred Stock against impairment.

(j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Convertible Preferred Stock pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for each series of Convertible Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of Convertible Preferred Stock.

(k) Notices. In the event of any taking by the Corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Convertible Preferred Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution. In case at any time: (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock; (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets or a Stock Sale to, another entity or entities; or (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of any shares of Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be; provided, however, that the holders either of two-thirds (2/3) of the outstanding shares of each series of Convertible Preferred Stock (other than Series G Preferred Stock), voting as a separate series, or of a majority of the outstanding shares of Series G Preferred Stock, both subseries of such series voting together as a single series, may waive the foregoing on behalf of all holders of each such series by executing a written document or documents specifically indicating such waiver.

(l) Common Stock Reserved. The Corporation shall reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Convertible Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of Convertible Preferred Stock, the Corporation shall promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(m) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of Convertible Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of the Convertible Preferred Stock.

(n) Closing of Books. The Corporation shall at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Convertible Preferred Stock in any manner which interferes with the timely conversion or transfer of such Convertible Preferred Stock or Common Stock.

(o) Validity of Shares. The Corporation agrees that it will from time to time take all such actions as may be required to assure that all shares of Common Stock which may be issued upon conversion of any Convertible Preferred Stock will, upon issuance, be legally and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(p) Special Mandatory Conversion for Convertible Preferred Stock.

(i) If:

(1) at any time the Corporation consummates a financing by issuing and selling any equity securities, debt securities (other than debt securities with no equity feature), whether now authorized or not, and rights, options, or warrants to purchase said equity securities, and securities of any type whatsoever that are, or may become, convertible into said equity securities pursuant to which holders of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (herein collectively the “Series C, D, and E Preferred Stock”) are afforded an opportunity to invest (a “Qualifying Financing”);

(2) at least two-thirds of the members of the Board of Directors of the Corporation then in office shall have determined that it is in the best interests of the Corporation for all holders of Series C, D, and E Preferred Stock to participate in the Qualifying Financing (a “Mandatory Offering”);

(3) the Board of Directors of the Corporation shall have determined each of the aggregate dollar amount to be raised in such Qualifying Financing and the aggregate dollar amount required to be invested by all holders of Series C, D, and E Preferred Stock (such aggregate dollar amount required to be invested by all holders of Series C, D, and E Preferred Stock being referred to herein as the “Aggregate Investment Amount”);

(4) the Corporation shall have delivered a written notice (“Financing Notice”) to the holders of the Series C, D, and E Preferred Stock:

(A) stating the Corporation’s bona fide intention to consummate the Mandatory Offering;

(B) indicating the total number of securities to be offered;

(C) indicating the price and material terms upon which it proposes to offer such securities (provided, however, that the proposed price of such securities may be stated in the Financing Notice with reference only to a valuation of the Corporation if the price of such securities has not been finally determined on the date of the Financing Notice);

(D) identifying the Pro Rata Share (as defined below) of the Aggregate Investment Amount for each holder of Series C, D, and E Preferred Stock; and

(E) offering each holder of Series C, D, and E Preferred Stock the right to purchase such holder’s Pro Rata Share of the Aggregate Investment Amount within the time periods set forth in the Financing Notice (which time periods, at the discretion of the Board of Directors, may be longer but may not be shorter than any offer periods prescribed by any applicable rights of first refusal held by any holders of such Series C, D, and E Preferred Stock and during which time periods the holders of Series C, D, and E Preferred Stock may not voluntarily convert any shares of Series C, D, and E Preferred Stock into shares of Common Stock) (the “Financing Notice Period”); and

(5) with respect to any holder of Series C, D, and E Preferred Stock, the Corporation does not issue and sell (whether directly, through affiliated investors (i.e.,

investors controlling, controlled by or under common control with such investors)) all of such holder’s Pro Rata Share of the Aggregate Investment Amount within the Financing Notice Period (such holder a “Non-Participating Holder”), then all shares of Series C, D, and E Preferred Stock held by such Non-Participating Holder shall automatically and without further action on the part of the Corporation or any such Non-Participating Holders be converted, subject to the occurrence of the initial closing of the Mandatory Offering, upon expiration of the Financing Notice Period into the number of shares of Common Stock into which such shares of Series C, D and E Preferred Stock are then convertible (without giving effect to any antidilution or other adjustments that would otherwise arise from the Mandatory Offering); provided, however, that in determining whether the Corporation issues and sells to any holder of Series C, D and E Preferred Stock such holder’s Pro Rata Share of the Aggregate Investment Amount in any Mandatory Offering, the amount issued and sold to such holder shall include, in addition to any amount issued and sold to such holder’s affiliates as contemplated by this clause (5), any amount issued and sold to such holder or such holder’s affiliates in excess of such holder’s Pro Rata Share of the Aggregate Investment Amount in any Mandatory Offering previously completed by the Corporation pursuant to this Section 2(p) as in effect at the time of such Mandatory Offering.

Upon conversion pursuant to this subsection 2(p), the shares of Series C, D and E Preferred Stock so converted shall be canceled and shall not be subject to reissuance and the number of authorized shares of Preferred Stock (and Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be) shall be reduced automatically in a commensurate fashion.

(ii) The holder of any shares of Series C, D and E Preferred Stock converted pursuant to this subsection 2(p) shall deliver to the Corporation during regular business hours at the office of the Corporation or of any transfer agent for the Series C, D and E Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the Common Stock to be issued and such holder shall be deemed to have become a shareholder of record of such shares of Common Stock on the date of closing of the Mandatory Offering unless the transfer books of the Corporation are closed on that date, in which event he, she or it shall be deemed to have become a shareholder of record of such shares of Common Stock on the next succeeding date on which the transfer books are open.

(iii) As used herein, the term “Pro Rata Share” shall equal a fraction, the numerator of which is the sum of (1) twenty percent (20%) of the number of shares of Common Stock issuable on conversion of the shares of Series C Preferred Stock then held of record, if any, by such holder of Series C, D and E Preferred Stock, plus (2) the total number of shares of Common Stock issuable on conversion of the shares of Series D Preferred Stock then held of record, if any, by such holder of Series C, D and E Preferred Stock, plus (3) the total number of shares of Common Stock issuable on conversion of the shares of Series E Preferred Stock then held of record, if any, by such holder of Series C, D and E Preferred Stock, and the denominator of which is the total number of shares of Common Stock issuable on conversion of the shares of Series C, D and E Preferred Stock then held of record by all holders of Series C, D and E Preferred Stock.

Section 3. Restrictions.

(a) For the Benefit of Series C Preferred Stock. At any time when any shares of Series C Preferred Stock are outstanding, except where the vote of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without first obtaining the affirmative vote or written consent of the holders of at least two-thirds of the then outstanding shares of Series C Preferred Stock, voting as a separate series, the Corporation will not:

(i) amend, alter, repeal or waive any provision of, or add any provision to its Certificate of Incorporation or by-laws (whether by merger consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series C Preferred Stock or that otherwise adversely affects the voting, liquidation, dividend, redemption, conversion, anti-dilution or other rights of the holders of the Series C Preferred Stock; or

(ii) increase the number of authorized shares of Series C Preferred Stock.

(b) For the Benefit of Series D Preferred Stock. At any time when any shares of Series D Preferred Stock are outstanding, except where the vote of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without first obtaining the affirmative vote or written consent of the holders of at least two-thirds of the then outstanding shares of Series D Preferred Stock, voting as a separate series, the Corporation will not:

(i) amend, alter, repeal or waive any provision of, or add any provision to its Certificate of Incorporation or by-laws (whether by merger consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series D Preferred Stock or that otherwise adversely affects the voting, liquidation, dividend, redemption, conversion, anti-dilution or other rights of the holders of the Series D Preferred Stock; or

(ii) increase the number of authorized shares of Series D Preferred Stock.

(c) For the Benefit of Series E Preferred Stock. At any time when any shares of Series E Preferred Stock are outstanding, except where the vote of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without first obtaining the affirmative vote or written consent of the holders of at least two-thirds of the then outstanding shares of Series E Preferred Stock, voting as a separate series, the Corporation will not:

(i) amend, alter, repeal or waive any provision of, or add any provision to its Certificate of Incorporation or by-laws (whether by merger consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series E Preferred Stock or that otherwise adversely affects the voting, liquidation, dividend, redemption, conversion, anti-dilution or other rights of the holders of the Series E Preferred Stock;

(ii) increase the authorized number of shares of Series E Preferred Stock;

(iii) create, authorize or issue any new class of securities (including, without limitation, any creation, authorization, or issuance through a recapitalization, reclassification or otherwise) which has preference over, or is offered with rights pari passu with, the Series E Preferred Stock with respect to voting, liquidation, dividends, redemption, conversion or otherwise;

(iv) declare or pay any dividend on or declare or make any other distribution on the Common Stock or any series of Preferred Stock (except for dividends payable solely in the form of additional shares of Common Stock to the holders of Common Stock or Accruing E Dividends); or

(v) redeem or repurchase any shares of Common Stock or any shares of any series of Preferred Stock other than (A) repurchases of Common Stock (I) by the Corporation pursuant to Section 4 of the Second Amended and Restated Stock Restriction Agreement dated as of June 6, 2002, among the Corporation and the Investors listed therein and approved by all of the Series C-E Directors, (II) from employees and consultants of the Corporation with approval of the Series E Preferred Stock Director (as defined in Section 4(c) below) or (III) unvested shares of Common Stock purchased at cost (or less) from employees or (B) the redemption of Series E Preferred Stock pursuant to Section 6.

(d) For the Benefit of Series F Preferred Stock. At any time when any shares of Series F Preferred Stock are outstanding, except where the vote of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without first obtaining the affirmative vote or written consent of the holders of at least two-thirds of the then outstanding shares of Series F Preferred Stock, voting as a separate series, the Corporation will not:

(i) amend, alter, repeal or waive any provision of, or add any provision to its Certificate of Incorporation or by-laws in a manner that changes the rights, preferences or privileges of the Series F Preferred Stock or that otherwise adversely affects the voting, liquidation, dividend, redemption, conversion, anti-dilution or other rights of the holders of the Series F Preferred Stock; or

(ii) increase the number of authorized shares of Series F Preferred Stock.

(e) For the Benefit of Series G Preferred Stock. At any time when any shares of Series G Preferred Stock are outstanding, except where the vote of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without first obtaining the affirmative vote or written consent of the holders of at least two-thirds of the outstanding shares of Series G-1 Preferred Stock, voting as a single subseries, with respect to subsection (i) below, or the holders of at least two-thirds of the outstanding shares of Series G-2 Preferred Stock, voting as a single subseries, with respect to subsection (ii) below, or the holders of at least a majority of the outstanding shares of Series G Preferred Stock, both subseries of such voting together as a single series with respect to subsection (iii) below, the Corporation will not:

(i) amend, alter, repeal or waive any provision of, or add any provision to its Certificate of Incorporation or by-laws in a manner that changes the rights, preferences or privileges of either the Series G-1 Preferred Stock or the Series G Preferred Stock (other than any such event that treats the Series G-1 Preferred Stock the same as the Series G-2 Preferred Stock) or that otherwise adversely affects the voting, liquidation, dividend, redemption, conversion, anti-dilution or other rights of the holders of either the Series G-1 Preferred Stock or the Series G Preferred Stock (other than any such event that treats the Series G-1 Preferred Stock the same as the Series G-2 Preferred Stock); or

(ii) amend, alter, repeal or waive any provision of, or add any provision to its Certificate of Incorporation or by-laws in a manner that changes the rights, preferences or privileges of either the Series G-2 Preferred Stock or the Series G Preferred Stock (other than any such event that treats the Series G-1 Preferred Stock the same as the Series G-2 Preferred Stock) or that otherwise adversely affects the voting, liquidation, dividend, redemption, conversion, anti-dilution or other rights of the holders of either the Series G-2 Preferred Stock or the Series G Preferred Stock (other than any such event that treats the Series G-1 Preferred Stock the same as the Series G-2 Preferred Stock); or

(iii) increase the number of authorized shares of Series G Preferred Stock.

(f) For the Benefit of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock. At any time when shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock are outstanding, except where the vote of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without first obtaining the affirmative vote or written consent of (A) the holders of at least two-thirds of the then outstanding shares of each of the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, voting as a single class on a Common Stock equivalent basis, and also of (B) the holders of at least two-thirds of the then outstanding shares of each of the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series G Preferred Stock, voting as a single class on a Common Stock equivalent basis, the Corporation will not:

(i) effect any liquidation, dissolution or winding up of, or any consolidation or merger involving the Corporation or any Subsidiary, or cooperate in a Stock Sale;

(ii) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the properties and other assets of the Corporation or any Subsidiary;

(iii) declare or pay any dividend on Common Stock (except for dividends payable solely in the form of additional shares of Common Stock);

(iv) increase the authorized number of shares of Preferred Stock; or

(v) change the number of directors of the Corporation or the provisions for the election thereof set forth in the Certificate of Incorporation.

(g) Notice of Action. Notwithstanding any other provision of this Certificate of Incorporation or the Corporation’s by-laws to the contrary, written notice of any action specified in Subsections 3(a), 3(b), 3(c), 3(d), 3(e), or 3(f) shall be given by the Corporation to each holder of outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, at least twenty (20) days before the date on which the books of the Corporation shall close or a record shall be taken with respect to such proposed action, or, if there shall be no such date, at least twenty (20) days before the date when such proposed action is scheduled to take place. Any holder of outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock may waive any notice required by this Subsection by a written document specifically indicating such waiver. The holders either of two-thirds (2/3) of the outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, each voting as a separate series, or of at least two-thirds of the outstanding shares of Series G-1 Preferred Stock, voting as a single subseries, or of at least two-thirds of the outstanding shares of Series G-2 Preferred Stock, voting as a single subseries, may waive on behalf of all holders of such series or such subseries, as the case may be, the notice requirement of any action specified in Subsection 3(a), 3(b), 3(c), 3(d), 3(e)(i) and 3(e)(ii), respectively, by executing a written document or documents specifically indicating such waiver. The holders of a majority of the outstanding shares of Series G Preferred Stock, both subseries of such series voting together as a single series, may waive on behalf of all holders of such series the notice requirement of any action specified in Subsection 3(e)(iii) by executing a written document or documents specifically indicating such waiver. The holders of two-thirds (2/3) of the outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting as a single class on a Common Stock equivalent basis, may waive on behalf of all holders of each such series the notice requirement of any action specified in Subsections 3(f) by executing a written document or documents specifically indicating such waiver. The holders of two-thirds (2/3) of the outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, voting as a single class on a Common Stock equivalent basis, may waive on behalf of all holders of each such series the notice requirement of any action specified in Subsections 3(f) by executing a written document or documents specifically indicating such waiver.

(h) For the Benefit of the Series 1 Non-Convertible Preferred Stock. At any time when shares of Series 1 Non-Convertible Preferred Stock are outstanding, except where the vote of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without first obtaining the affirmative vote or written consent of a majority of the then outstanding shares of the Series 1 Non-Convertible Preferred Stock, the Corporation will not:

(i) alter or change the rights, preferences or privileges of the Series 1 Non-Convertible Preferred Stock; or

(ii) increase the number of authorized shares of Series 1 Non-Convertible Preferred Stock, as the case may be;

provided, however, that only the vote of the holders of the Series 1 Non-Convertible Preferred Stock shall be required to approve the foregoing actions as they relate to the Series 1 Non-Convertible Preferred Stock.

(i) For the Benefit of the Series A and Series B Preferred Stock. At any time when shares of Series A Preferred Stock and Series B Preferred Stock are outstanding, except where the vote of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without first obtaining the affirmative vote or written consent of a majority of the then outstanding shares of each of the Series A Preferred Stock and the Series B Preferred Stock, each voting as a separate series, the Corporation will not:

(i) alter or change the rights, preferences or privileges of the Series A Preferred Stock or the Series B Preferred Stock; or

(ii) increase the number of authorized shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be;

provided, however, that only the vote of the holders of the Series A Preferred Stock shall be required to approve the foregoing actions as they relate to the Series A Preferred Stock and only the vote of the holders of the Series B Preferred Stock shall be required to approve the foregoing action as they relate to the Series B Preferred Stock.

For purposes of this Article FOURTH, the term “Subsidiary” shall mean a corporation or entity at least 50% of the outstanding equity securities of or equity interests in which are owned directly or indirectly by the Corporation or by one or more of its Subsidiaries.

Section 4. Voting Rights.

(a) Subject to the provisions of the General Corporation Law of the State of Delaware, each holder of one or more shares of Series 1 Non-Convertible Preferred Stock will not be entitled to receive notice of, to attend, or to vote at any meeting of stockholders of the Corporation. In any case in which the General Corporation Law of the State of Delaware requires that the holders of Series 1 Non-Convertible Preferred Stock be entitled to vote at any meeting of stockholders of the Corporation, such holders will be entitled to vote as a class, separately from any other class or series of the Corporation’s capital stock, and will be entitled to one vote for each share of Series 1 Non-Convertible Preferred Stock held of record as of the record date for such meeting.

(b) Except as otherwise required by law or set forth in this Certificate of Incorporation, the holders of Convertible Preferred Stock shall be entitled to notice of any meeting of stockholders and shall vote together with the holders of Common Stock as a single class upon any matter submitted to the stockholders for a vote (including, without limitation, any vote or consent to elect members of the Corporation’s Board of Directors). With respect to all questions as to which, under law, the holders of Convertible Preferred Stock are entitled to a separate class vote apart from the Common Stock, all series of Convertible Preferred Stock shall vote together as a single class (on a Common Stock equivalent basis), except as set forth in this Certificate of Incorporation or with respect to separate series votes required by law. Shares of Common Stock and Convertible Preferred Stock shall entitle the holders thereof to the following number of votes on any matter as to which they are entitled to vote:

(i) Holders of Common Stock shall have one vote per share;

(ii) Holders of Convertible Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock (including fractions of a share) into which each such share of Convertible Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting or on the date of any written consent; and

(c) Any provision of the by-laws of the Corporation to the contrary notwithstanding, the number of directors (including the Series C Preferred Stock Director, the Series D Preferred Stock Director and the Series E Preferred Stock Director (as defined below)) constituting the whole Board of Directors of the Corporation shall be fixed at nine unless otherwise consented to pursuant to Section 3(d). The Board of Directors shall not delegate any of its powers or duties to any committee of the Board of Directors without the consent of the Series C Preferred Stock Director, the Series D Preferred Stock Director and the Series E Preferred Stock Director (the “Series C-E Directors”).

(d) At all times during which shares of Series E Preferred Stock remain outstanding, the holders of the outstanding shares of Series E Preferred Stock shall have the exclusive right, separately from the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, to elect one director of the Corporation (the “Series E Preferred Stock Director”). The Series E Preferred Stock Director shall be elected by the vote or written consent of the holders of two-thirds of the outstanding Series E Preferred Stock. If the Series E Preferred Stock Director shall cease to serve as a director for any reason, another director elected by the holders of the Series E Preferred Stock shall replace such director. The Series E Preferred Stock Director may be removed, with or without cause, and a replacement Series E Preferred Stock Director may be elected in his stead, at any time by the affirmative vote at a meeting duly called for the purpose, or by written consent, of the holders of a majority of the outstanding Series E Preferred Stock.

(e) At all times during which shares of Series D Preferred Stock remain outstanding, the holders of the outstanding shares of Series D Preferred Stock shall have the exclusive right, separately from the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock to elect one director of the Corporation (the “Series D Preferred Stock Director”). The Series D Preferred Stock Director shall be elected by the vote or written consent of the holders of a majority of the outstanding Series D Preferred Stock. If the Series D Preferred Stock Director shall cease to serve as a director for any reason, another director elected by the holders of the Series D Preferred Stock shall replace such director. The Series D Preferred Stock Director may be removed, with or without cause, and a replacement Series D Preferred Stock Director may be elected in his stead, at any time by the affirmative vote at a meeting duly called for the purpose, or by written consent, of the holders of a majority of the outstanding Series D Preferred Stock.

(f) At all times during which shares of Series C Preferred Stock remain outstanding, the holders of the outstanding shares of Series C Preferred Stock shall have the exclusive right, separately from the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, to elect one director of the Corporation (the “Series C Preferred Stock Director”). The Series C Preferred Stock Director shall be elected by the vote or written consent of the holders of a majority of the outstanding Series C Preferred Stock. If the Series C Preferred Stock Director shall cease to serve as a director for any reason, another director elected by the holders of the Series C Preferred Stock shall replace such director. The Series C Preferred Stock Director may be removed, with or without cause, and a replacement Series C Preferred Stock Director may be elected in his stead, at any time by the affirmative vote at a meeting duly called for the purpose, or by written consent, of the holders of a majority of the outstanding Series C Preferred Stock.

(g) In addition to any rights which may be available under the Corporation’s by-laws or otherwise under law, any two Series C-E Directors shall be entitled to call special meetings of the Board of Directors upon notice duly given or waived in accordance with the Corporation’s by-laws. At least two of the Series C-E Directors shall be members of any committee of the Board of Directors, unless they choose not to serve on such committee, and the presence of at least two of the Series C-E Directors shall be required to establish a quorum for a meeting of the Board of Directors or any committee thereof of which a Series C-E Director is a member.

(h) In addition to any rights which may be available under the Corporation’s by-laws or otherwise under law, the holders of not less than forty percent (40%) in voting power of the outstanding Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, voting as a separate series, shall be entitled to call meetings of the stockholders of the Corporation. Within five (5) business days after written application by the holders of not less than forty percent (40%) in voting power of the outstanding Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, the President or Secretary, or such other officer of the Corporation as may be authorized in the by-laws of the Corporation to give notice of meetings of stockholders of the Corporation, shall notify each stockholder of the Corporation entitled to such notice of the date, time, place and purpose of such meeting. No meeting of stockholders called pursuant to this Subsection 4(h) shall take place fewer than ten (10) days or more than thirty (30) days after the date notice of such meeting is given. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of (A) the holders of a majority of the shares of Series C Preferred Stock then outstanding shall constitute a quorum of the Series C Preferred Stock for the election of the Series C Preferred Stock Director and, at any such meeting or adjournment thereof, the absence of a quorum by any other class or series of stock shall not prevent the election of the Series C Preferred Stock Director, (B) the holders of a majority of the shares of Series D Preferred Stock then outstanding shall constitute a quorum of the Series D Preferred Stock for the election of the Series D Preferred Stock Director and, at any such meeting or adjournment thereof, the absence of a quorum by any other class or series of stock shall not prevent the election of the Series D Preferred Stock Director, and (C) the holders of a majority of the shares of Series E Preferred Stock then outstanding shall constitute a quorum of the Series E Preferred Stock for the election of the Series E Preferred Stock Director and, at any such meeting or adjournment thereof, the absence of a quorum by any other class or series of stock shall not prevent the election of the Series E Preferred Stock Director.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of all shares of capital stock of the Corporation then outstanding and entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware that would otherwise require a vote of the holders of Common Stock as a separate class.

Section 5. Dividends.

(a) Subject to the restrictions set forth in Section 3, dividends may be declared and paid on Common Stock from funds lawfully available therefor as and when determined by the Board of Directors of the Corporation; provided that no dividends shall be declared or paid on Common Stock (except for dividends payable solely in the form of additional shares of Common Stock) until all dividends accrued or declared but unpaid on the Convertible Preferred Stock shall have been paid in full. If dividends are declared and paid on shares of Common Stock (except for dividends payable solely in the form of additional shares of Common Stock), the Corporation shall declare and pay at the same time to each holder of Convertible Preferred Stock a dividend equal to the dividend which would have been payable to such holder if the shares of Convertible Preferred Stock held by such holder had been converted into Common Stock on the record date for the determination of holders of Common Stock entitled to receive such dividend.

(b) Dividends may be declared and paid on the Convertible Preferred Stock from funds lawfully available therefor as and when determined by the Board of Directors of the Corporation; provided that: (i) no dividends shall be declared or paid on Series A Preferred Stock, Series B Preferred Stock, Series F Preferred Stock or Series G Preferred Stock (A) until all dividends accrued or declared but unpaid on the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall have been paid in full and (B) unless permitted by the holders of two-thirds of the outstanding shares of Series E Preferred Stock; and (ii) no dividends shall be declared or paid on Series A Preferred Stock or Series B Preferred

Stock until all dividends declared but unpaid on the Series F Preferred Stock and Series G Preferred Stock shall have been paid in full. If dividends are declared and paid on shares of Series A Preferred Stock or Series B Preferred Stock, the Corporation shall declare and pay at the same time to each holder of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock an equivalent dividend based on the number of shares of Common Stock into which each share of Convertible Preferred Stock is then convertible.

(c) The holders of the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor: (i) in the case of the Series C Preferred Stock, preferential cumulative dividends in cash at the rate of seven percent (7%) per share per annum of the stated value (as defined below) of the Series C Preferred Stock (such dividends with respect to the Series C Preferred Stock, which may be subject to the adjustment set forth in the following sentence, the “Accruing C Dividends”); (ii) in the case of the Series D Preferred Stock, preferential cumulative dividends in cash at the rate of nine percent (9.0%) per share per annum of the stated value of the Series D Preferred Stock (such dividends with respect to the Series D Preferred Stock, which may be subject to the adjustment set forth in the following sentence, the “Accruing D Dividends”); (iii) in the case of the Series E Preferred Stock, preferential cumulative dividends in cash at the rate of nine percent (9.0%) per share per annum of the stated value of the Series E Preferred Stock (such dividends with respect to the Series E Preferred Stock, which may be subject to the adjustment set forth in the following sentence, the “Accruing E Dividends”); (iv) in the case of Series F Preferred stock, preferential dividends in cash at the rate of seven percent (7.0%) per share of the stated value of the Series F Preferred Stock, which such dividends shall be noncumulative; (v) in the case of Series G Preferred Stock, preferential dividends in cash at the rate of seven percent (7.0%) per share of the respective stated value of the Series G-1 Preferred Stock or the Series G-2 Preferred Stock, as the case may be, which such dividends shall be noncumulative. If the Corporation for any reason defaults on its obligation to redeem any shares of Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock in accordance with Section 6 on or prior to the redemption dates specified therein (a “Redemption Default”), then the foregoing dividend rates applicable to each such series of Preferred Stock with respect to which the Corporation has committed a Redemption Default shall be increased by five percentage points, such that, in the event of a Redemption Default applicable to the Series C Preferred Stock, the applicable dividend rate shall be twelve percent (12.0%) per share per annum of the stated value of the Series C Preferred Stock from the date of such default and, in the case of a Redemption Default applicable to the Series D Preferred Stock or Series E Preferred Stock, as the case may be, the applicable dividend rate shall be fourteen percent (14.0%) per share per annum of the stated value of the Series D Preferred Stock and/or the Series E Preferred Stock, as applicable, from the date of such default. For purposes of this Section 5, the “stated value” of each share of (i) Series C Preferred Stock shall be $1.72, (ii) Series D Preferred Stock shall be $3.00, (iii) Series E Preferred Stock shall be $2.51, (iv) Series F Preferred Stock shall be $2.17550, and (v) (A) Series G-1 Preferred Stock shall be $2.70518 and (B) Series G-2 Preferred Stock shall be $2.17550 (which amounts shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or similar event with respect to each applicable series of Convertible

Preferred Stock). Other than with respect to Series F Preferred Stock and Series G Preferred Stock, such dividends shall be cumulative and shall accrue from the date of issuance of the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, as the case may be, whether or not earned or declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, such dividends are not paid in whole or in part upon the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, the portion of such dividends as shall be unpaid shall accumulate; provided, however, that (1) any dividend accrued but unpaid on such Series C Preferred Stock, Series D Preferred Stock or Series E Preferred shall be payable only pursuant to Sections 1 or 6 or otherwise if and when declared by the Board of Directors and (2) without the written consent of the holders of at least two-thirds of the outstanding shares of Series E Preferred Stock, the Corporation shall not declare or pay any dividends or make any other distributions to the holders Series C Preferred Stock or Series D Preferred, except as permitted under Sections 1 and 6.

(d) At the time of conversion of any shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock pursuant to Section 2, any dividend accrued but unpaid on such Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall not be paid by the Corporation and shall be deemed forfeited as of the effective date of such conversion.

(e) At the time of conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series F Preferred Stock or Series G Preferred Stock pursuant to Section 2, any dividend declared but unpaid on such Series A Preferred Stock, Series B Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall not be paid by the Corporation and shall be deemed forfeited as of the effective date of such conversion.

(f) No dividends shall be declared or paid on the Common Stock or Preferred Stock except as set forth in this Section 5.

Section 6. Redemption.

(a) With the approval of the holders of a majority of the outstanding shares of Series C Preferred Stock, at the written election of any holder of Series C Preferred Stock made not less than thirty (30) days prior to each of December 31, 2013, 2014 and 2015, the Corporation shall call for redemption, and shall redeem from such holder not later than sixty (60) days after whichever December 31 shall be applicable, one third (1/3) of the shares of Series C Preferred Stock held by such holder on December 31, 2013, at a redemption price per share (the “Series C Redemption Price”) in cash equal to (i) $1.72 (appropriately adjusted to take account of any stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Series C Preferred Stock) plus (ii) all Accruing C Dividends unpaid thereon (whether or not declared), and any and all other dividends or amounts owing with respect to, such shares on the redemption date. If any such holder does not elect to redeem on any redemption date all of the shares of Series C Preferred Stock held by such holder which such holder may elect to have redeemed on such redemption date, such holder may elect to have all such shares redeemed on any subsequent redemption date, or on December 31 of any year after 2015, by giving not less than thirty (30) days’ prior written notice to the Corporation; provided, however, and notwithstanding anything to the contrary set forth in this Section 6, no holder of Series C Preferred Stock shall request the redemption or repurchase of, and the Corporation shall not, and shall not be required to, redeem, purchase or set aside any sums for the purchase or redemption of, any shares of Series C Preferred Stock at any time when any shares of Series E Preferred Stock remain outstanding.

(b) With the approval of the holders of a majority of the outstanding shares of Series D Preferred Stock, at the written election of any holder of Series D Preferred Stock made not less than thirty (30) days prior to each of December 31, 2013, 2014 and 2015, the Corporation shall call for redemption, and shall redeem from such holder not later than sixty (60) days after whichever December 31 shall be applicable, one third (1/3) of the shares of Series D Preferred Stock held by such holder on December 31, 2013, at a redemption price per share (the “Series D Redemption Price”) in cash equal to (i) $3.00 (appropriately adjusted to take account of any stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Series D Preferred Stock) plus (ii) all Accruing D Dividends unpaid thereon (whether or not declared) and any and all other dividends or amounts owing with respect to, such shares on the redemption date. If any such holder does not elect to redeem on any redemption date all of the shares of Series D Preferred Stock held by such holder which such holder may elect to have redeemed on such redemption date, such holder may elect to have all such shares redeemed on any subsequent redemption date, or on December 31 of any year after 2015, by giving not less than thirty (30) days’ prior written notice to the Corporation; provided, however, and notwithstanding anything to the contrary set forth in this Section 6, no holder of Series D Preferred Stock shall request the redemption or repurchase of, and the Corporation shall not, and shall not be required to, redeem, purchase or set aside any sums for the purchase or redemption of, any shares of Series D Preferred Stock at any time when any shares of Series E Preferred Stock remain outstanding.

(c) With the approval of the holders of a majority of the outstanding shares of Series E Preferred Stock, at the written election of any holder of Series E Preferred Stock made not less than thirty (30) days prior to each of December 31, 2013, September 1, 2014 and September 1, 2015, the Corporation shall call for redemption, and shall redeem from such holder not later than sixty (60) days after whichever of December 31, 2013, September 1, 2014 or September 1, 2015 shall be applicable, one third (1/3) of the shares of Series E Preferred Stock held by such holder on December 31, 2013, at a redemption price per share (the “Series E Redemption Price”) in cash equal to (i) $2.51 (appropriately adjusted to take account of any stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Series E Preferred Stock), plus (ii) all Accruing E Dividends unpaid thereon (whether or not declared) and any and all other dividends or other amounts owing with respect to, such shares on the redemption date. If any such holder does not elect to redeem on any redemption date all of the shares of Series E Preferred Stock held by such holder which such holder may elect to have redeemed on such redemption date, such holder may elect to have all such shares redeemed on any subsequent redemption date, or on September 1 of any year after 2015, by giving not less than thirty (30) days’ prior written notice to the Corporation.

(d) With the approval of the holders of a majority of the outstanding shares of Series F Preferred Stock, at the written election of any holder of Series F Preferred Stock made not less than thirty (30) days prior to each of September 1, 2015, 2016 and 2017, the Corporation shall call for redemption, and shall redeem from such holder not later than sixty (60) days after whichever September 1 shall be applicable, one third (1/3) of the shares of Series F Preferred Stock held by such holder on September 1, 2015, at a redemption price per share (the “Series F Redemption Price”) in cash equal to (i) $2.17550 (appropriately adjusted to take account of any stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Series F Preferred Stock), plus (ii) all dividends declared and unpaid or other amounts owing with respect to, such shares on the redemption date. If any such holder does not elect to redeem on any redemption date all of the shares of Series F Preferred Stock held by such holder which such holder may elect to have redeemed on such redemption date, such holder may elect to have all such shares redeemed on any subsequent redemption date, or on September 1 of any year after 2017, by giving not less than thirty (30) days’ prior written notice to the Corporation; provided, however, and notwithstanding anything to the contrary set forth in this Section 6, no holder of Series F Preferred Stock shall request the redemption or repurchase of, and the Corporation shall not, and shall not be required to, redeem, purchase or set aside any sums for the purchase or redemption of, any shares of Series F Preferred Stock at any time when any shares of Series E Preferred Stock remain outstanding.

(e) With the approval of the holders of a majority of the outstanding shares of Series G Preferred Stock, both subseries of such series acting together as a single series, at the written election of any holder of Series G Preferred Stock made not less than thirty (30) days prior to each of January 1, 2018, 2019 and 2020, the Corporation shall call for redemption, and shall redeem from such holder not later than sixty (60) days after whichever January 1 shall be applicable, one third (1/3) of the shares of Series G Preferred Stock held by such holder on January 1, 2018, at a redemption price per share (with respect to Series G-1 Preferred Stock, the “Series G-1 Redemption Price”, with respect to Series G-2 Preferred Stock, the “Series G-2 Redemption Price”, and together with the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price, the Series F Redemption Price and the Series G-1 Redemption Price, each a “Redemption Price”), in cash equal to (i) (A) in the case of Series G-1 Preferred Stock, $2.70518, and (B) in the case of Series G-2 Preferred Stock, $2.17550 (in each case appropriately adjusted to take account of any stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Series G Preferred Stock), plus (ii) all dividends declared and unpaid or other amounts owing with respect to, such shares on the redemption date. If any such holder does not elect to redeem on any redemption date all of the shares of Series G Preferred Stock held by such holder which such holder may elect to have redeemed on such redemption date, such holder may elect to have all such shares redeemed on any subsequent redemption date, or on January 1 of any year after 2020, by giving not less than thirty (30) days’ prior written notice to the Corporation; provided, however, and notwithstanding anything to the contrary set forth in this Section 6, no holder of Series G Preferred Stock shall request the redemption or repurchase of, and the Corporation shall not, and shall not be required to, redeem, purchase or set aside any sums for the purchase or redemption of, any shares of Series G Preferred Stock at any time when any shares of Series E Preferred Stock remain outstanding.

(f) With the approval of the holders of a majority of the outstanding shares of Series 1 Non-Convertible Preferred Stock, the Corporation may call for redemption all outstanding shares of the Series 1 Non-Convertible Preferred Stock, and shall redeem such shares from the holders of Series 1 Non-Convertible Preferred Stock, at a redemption price per share (the “Series 1 Non-Convertible Preferred Stock Redemption Price”) in cash equal to $1.00 (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Series 1 Non-Convertible Preferred Stock).

(g) Written notice of redemption shall be sent by the Corporation to each holder of record of the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, or the Series 1 Non-Convertible Preferred Stock to be redeemed, as the case may be, not less than thirty (30) days nor more than sixty (60) days prior to the redemption date set forth therein. Such notice shall (i) set forth (A) the date and place of redemption; (B) the number of shares to be redeemed, (C) the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price, the Series F Redemption Price, the Series G-1 Redemption Price, the Series G-2 Redemption Price or the Series 1 Non-Convertible Preferred Stock Redemption Price, as the case may be and (ii) call upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). The Corporation, if advised to do so before the close of business on the relevant redemption date by written notice from any holder of record of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock to be redeemed, shall credit against the number of shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock required to be redeemed from such holder, and shall not redeem, the number of shares of Series C Preferred Stock, Series D Preferred Stock , Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock called for redemption which have been converted by such holder after such holder made the written election with respect to such shares described in Subsections 6(a), 6(b), 6(c), 6(d) or 6(e) respectively, and on or before such redemption date.

(h) On or before each designated redemption date, each holder of Preferred Stock to be redeemed shall (unless such shares are shares of Convertible Preferred Stock and such holder has previously exercised his right to convert such shares of Convertible Preferred Stock into Common Stock), surrender the certificate(s) representing such shares of Preferred Stock to be redeemed to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate shall be canceled and retired. If less than all of the shares represented by such certificate are redeemed, then the Corporation shall promptly issue a new certificate representing the unredeemed shares.

(i) If the Redemption Notice shall have been duly given, and if on the applicable redemption date the applicable Redemption Price for each share of Preferred Stock to be redeemed is either paid or made available for payment through the deposit arrangements specified in Subsection 6(j) below, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, all dividends with respect to such shares shall cease to accrue after such redemption date, such shares shall not thereafter be transferred on the Corporation’s books, such shares shall be deemed to be cancelled and no longer outstanding and the rights of all of the holders of such shares with respect to such shares shall terminate after the redemption date, except only the right of the holders to receive the applicable Redemption Price without interest upon surrender of their certificate(s) for each share therefor.

(j) On or prior to a redemption date, the Corporation may, at its option, deposit with a bank or trust company in the Commonwealth of Massachusetts having a capital and surplus of at least one hundred million dollars ($100,000,000), as a trust fund, a sum equal to the aggregate Redemption Price for all shares of Preferred Stock called for redemption on such redemption date and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the redemption date in accordance with the foregoing provisions of this Section 6, the Redemption Price to the respective holders upon the surrender of their share certificates. From and after the date of such deposit (although prior to such redemption date), the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the applicable redemption date as to which such deposit was made, the shares shall be deemed to be no longer outstanding, all dividends with respect to such shares shall cease to accrue and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the applicable Redemption Price of the shares, without interest, upon surrender of their certificates therefor and the right to convert said shares as provided in Section 6 hereof at any time up to but not after the close of business on the day prior to the redemption date of such shares. Any funds so deposited on account of the redemption price on account of Convertible Preferred Stock converted into Common Stock subsequent to the making of such deposit shall be repaid to the Corporation forthwith upon conversion of such Convertible Preferred Stock. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Corporation. Any funds so deposited and unclaimed at the end of one (1) year from the redemption date shall be released or repaid to the Corporation, after which time the holders of shares called for redemption who have not claimed such funds shall be entitled to receive payment of the redemption price only from the Corporation.

(k) (i) If the Corporation for any reason defaults on its obligation to redeem any of the shares of Series C Preferred Stock in accordance with Subsection 6(a) on or prior to the redemption dates specified therein, then, notwithstanding anything to the contrary contained in this Certificate of Incorporation, the Corporation may not incur any indebtedness for money borrowed (unless the proceeds of such incurrence of indebtedness are used to make all overdue redemptions) without the prior affirmative vote or written consent of the holders of not less than two-thirds of the then outstanding shares of Series C Preferred Stock other than borrowings or reborrowings under then-outstanding lines of credit with institutional lenders and within then-existing credit limits, or under replacement line of credit facilities with institutional lenders with no greater credit limits, solely for the purposes of working capital.

(ii) If the Corporation for any reason defaults on its obligation to redeem any of the shares of Series D Preferred Stock in accordance with Subsection 6(b) on or prior to the redemption dates specified therein, then, notwithstanding anything to the contrary contained in this Certificate of Incorporation, the Corporation may not incur any indebtedness for money borrowed (unless the proceeds of such incurrence of indebtedness are used to make all overdue redemptions) without the prior affirmative vote or written consent of the holders of not less than two-thirds of the then outstanding shares of Series D Preferred Stock other than borrowings or reborrowings under then-outstanding lines of credit with institutional lenders and within then-existing credit limits, or under replacement line of credit facilities with institutional lenders with no greater credit limits, solely for the purposes of working capital.

(iii) If the Corporation for any reason defaults on its obligation to redeem any of the shares of Series E Preferred Stock in accordance with Subsection 6(c) on or prior to the redemption dates specified therein, then, notwithstanding anything to the contrary contained in this Certificate of Incorporation, the Corporation may not incur any indebtedness for money borrowed (unless the proceeds of such incurrence of indebtedness are used to make all overdue redemptions) without the prior affirmative vote or written consent of the holders of not less than two-thirds of the then outstanding shares of Series E Preferred Stock other than borrowings or reborrowings under then-outstanding lines of credit with institutional lenders and within then-existing credit limits, or under replacement line of credit facilities with institutional lenders with no greater credit limits, solely for the purposes of working capital.

(iv) If the Corporation for any reason defaults on its obligation to redeem any of the shares of Series F Preferred Stock in accordance with Subsection 6(d) on or prior to the redemption dates specified therein, then, notwithstanding anything to the contrary contained in this Certificate of Incorporation, the Corporation may not incur any indebtedness for money borrowed (unless the proceeds of such incurrence of indebtedness are used to make all overdue redemptions) without the prior affirmative vote or written consent of the holders of not less than two-thirds of the then outstanding shares of Series F Preferred Stock other than borrowings or reborrowings under then-outstanding lines of credit with institutional lenders and within then-existing credit limits, or under replacement line of credit facilities with institutional lenders with no greater credit limits, solely for the purposes of working capital.

(v) If the Corporation for any reason defaults on its obligation to redeem any of the shares of Series G Preferred Stock in accordance with Subsection 6(e) on or prior to the redemption dates specified therein, then, notwithstanding anything to the contrary contained in this Certificate of Incorporation, the Corporation may not incur any indebtedness for money borrowed (unless the proceeds of such incurrence of indebtedness are used to make all overdue redemptions) without the prior affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Series G Preferred Stock, both subseries of such series voting together as a single series, other than borrowings or reborrowings under then-outstanding lines of credit with institutional lenders and within then-existing credit limits, or under replacement line of credit facilities with institutional lenders with no greater credit limits, solely for the purposes of working capital.

(l) If the funds of the Corporation legally available for redemption of shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock on a redemption date are insufficient to redeem the total number of shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock submitted for redemption, (i) those funds which are legally available will be used first to redeem the maximum possible number of whole shares of Series E Preferred Stock ratably among the holders of such shares in proportion to the redemption amounts otherwise payable to them, (ii) after no shares of Series E Preferred

Stock remain outstanding, any funds which are legally available will be used to redeem the maximum possible number of whole shares of Series D Preferred Stock ratably among the holders of such shares in proportion to the redemption amounts otherwise payable to them, (iii) after no shares of Series E Preferred Stock remain outstanding and the full redemption of any shares of Series D Preferred Stock submitted for redemption, any funds which are legally available will be used to redeem the maximum possible number of whole shares of Series C Preferred Stock ratably among the holders of such shares in proportion to the redemption amounts otherwise payable to them, and (iv) after no shares of Series E Preferred Stock, Series D Preferred Stock or Series C Preferred Stock remain outstanding, any funds which are legally available will be used to redeem the maximum possible number of whole shares of Series F Preferred Stock and Series G Preferred Stock, ratably among the holders of such shares in proportion to the redemption amounts payable to them. The shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock submitted for redemption, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem first, the balance of such shares of Series E Preferred Stock, or such portion thereof for which funds are then legally available, and thereafter, when no shares of Series E Preferred Stock remain outstanding, the balance of such shares of Series D Preferred Stock, or such portion thereof for which funds are then legally available, and thereafter, when no shares of Series E Preferred Stock remain outstanding and upon full redemption of the balance of such shares of Series D Preferred Stock, the balance of such shares of Series C Preferred Stock, or such portion thereof for which funds are then legally available, and thereafter, when no shares of Series E Preferred Stock, Series D Preferred Stock or Series C Preferred Stock remain outstanding, the balance of such shares of Series F Preferred Stock and Series G Preferred Stock, ratably among the holders of such shares in proportion to the redemption amounts payable to them, or such portion thereof for which funds are then legally available.

(m) Notwithstanding Section 3(d)(i) and Section 3(e)(i) of this Article FOURTH, this Section 6 may be amended, repealed, altered or waived with respect to the Series F Preferred Stock and Series G Preferred Stock upon the affirmative vote or written consent of the holders of at least two-thirds of the then outstanding shares of each of the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and Series G Preferred Stock, voting as a single class on a Common Stock equivalent basis, provided that such amendment, alteration, repeal or waiver similarly affects each such series or subseries.

Section 7. No Reissuance of Preferred Stock. No shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

Section 8. Residual Rights. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications limitations, or restrictions of the Common Stock are expressly made subject to those set forth herein with respect to any shares of Preferred Stock.

Section 9. Notices. All notices required or permitted to be sent pursuant to this Article FOURTH shall be deemed sufficient if contained in a written instrument and delivered in person or duly sent by fax with confirmation of receipt or DHL, Federal Express or other recognized express domestic or international courier service, addressed to the intended recipient at the recipient’s address as it appears on the books of the Corporation.

FIFTH. The Corporation is to have perpetual existence.

SIXTH. Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

SEVENTH. Subject to the restrictions set forth herein, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

EIGHTH. A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not permitted under the General Corporation Law of the State of Delaware as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

NINTH. The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another Corporation, partnership, join venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayments.

The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the board of directors of the Corporation.

The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its board of directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

Any person seeking indemnification under this Article shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

Any amendment or repeal of the provisions of this Article shall not adversely affect any right or protection of a director or officer of this Corporation with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.”

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Jay R. Luly, its President, this 29th day of August, 2012.

ENANTA PHARMACEUTICALS, INC.

By:	/s/ Jay R. Luly
Jay R. Luly
President